CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 29, 2020, relating to the financial statements and financial highlights which appear in the February 29, 2020 Annual Report to Shareholders of Wasmer Schroeder High Yield Municipal Fund, which are also incorporated by reference into the Registration Statement.

/s/ Tait, Weller & Baker LLP
Tait, Weller & Baker LLP
Philadelphia, Pennsylvania
May 15, 2020